Exhibit 24.1


                                Power Of Attorney


     Know All Men By These Presents, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Marvin B. Rosenberg, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission during the period from the date of this document to August 31, 1996, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, during 1996.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                               Title                           Date
/s/ Ronald M. DeFeo      President, Chief Executive Officer,        May 15, 1996
Ronald M. DeFeo            Chief Operating Officer and Director
                           (Principal Executive Officer)

/s/ Ralph T. Brandifino  Senior Vice President and                  May 15, 1996
Ralph T. Brandifino        Chief Financial Officer
                           (Principal Financial Officer)

/s/ Marvin B. Rosenberg  Senior Vice President, General Counsel,    May 15, 1996
Marvin B. Rosenberg        Secretary and Director

/s/ Joseph F. Apuzzo     Vice President and Controller              May 15, 1996
Joseph F. Apuzzo          (Principal Accounting Officer)

/s/ G. Chris Andersen    Director                                   May 15, 1996
G. Chris Andersen

/s/ William H. Fike      Director                                   May 15, 1996
William H. Fike

/s/ Bruce I. Raben       Director                                   May 15, 1996
Bruce I. Raben

/s/ David A. Sachs       Director                                   May 15, 1996
David A. Sachs

/s/ Adam E. Wolf         Director                                   May 15, 1996
Adam E. Wolf